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                                                                    EXHIBIT 4.12

                                 FIRST AMENDMENT

     FIRST AMENDMENT, dated as of March 27, 2003 (this "Amendment"), with respect to the Line of Credit Agreement, dated as of February 3, 2003 (as amended, supplemented or otherwise modified from time to time, the "Line of Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Line of Credit Agreement are used herein as defined therein), between PANAVISION INC., a Delaware corporation (the "Borrower"), and MACANDREWS & FORBES HOLDINGS INC., a Delaware corporation, as lender (the "Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to the Line of Credit Agreement, the Lender has agreed to make, and has made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lender has agreed, that the Maturity Date of the Line of Credit Agreement be modified in the manner provided for in this Amendment;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENT

     1.1. Amendment to Section 1.1. The definition of "Maturity Date" in Section
1.1 of the Line of Credit Agreement is hereby amended, effective from and after the date upon which the conditions to effectiveness set forth in Section 2.1 of this Amendment are satisfied, by deleting the date "March 28, 2003" therefrom and inserting the date "March 31, 2004".

     SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

          (a) the Lender shall have received a counterpart of this Amendment duly executed and delivered by the Borrower; and

          (b) the Borrower shall have entered into, or shall simultaneously with its execution and delivery of this Amendment enter into, the Sixth Amendment with respect to the Bank Credit Agreement.

     2.2. Representations and Warranties. The Borrower represents and warrants to the Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Borrower in the Line of Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such


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representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or both of the parties to this Amendment on two separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the Line of Credit Agreement is expressly modified hereby, all of the terms and provisions of the Line of Credit Agreement are and shall remain in full force and effect.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Lender for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of legal counsel to the Lender.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        PANAVISION INC.


                                        By:      /S/ BOBBY G. JENKINS
                                           --------------------------
                                           Name:  Bobby G. Jenkins
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        MACANDREWS & FORBES HOLDINGS INC.


                                        By:      /S/ TODD J. SLOTKIN
                                           -------------------------
                                           Name:  Todd J. Slotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer